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                                                            EXHIBIT NO. 99.1(c)

                               MFS SERIES TRUST I


                           CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                         ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Series Trust I, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Core Growth Fund, MFS New Discovery Fund, MFS Research Growth and Income Fund, MFS Research International Fund, MFS Strategic Growth Fund, MFS Technology Fund and MFS Value Fund, each a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1. The additional class of Shares is designated "Class R Shares";

         2. Class R Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class R Shares, the method of determination of the net asset value of Class R Shares, the price, terms and manner of redemption of Class R Shares, and relative dividend rights of holders of Class R Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class R Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 17th day of October, 2002 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


JOHN W. BALLEN                               KEVIN R. PARKE
----------------------------------           ----------------------------------
John W. Ballen                               Kevin R. Parke
8 Orchard Road                               33 Liberty Street
Southborough MA  01772                       Concord MA  01742


LAWRENCE H. COHN                             LAWRENCE T. PERERA
----------------------------------           ----------------------------------
Lawrence H. Cohn                             Lawrence T. Perera
45 Singletree Road                           18 Marlborough Street
Chestnut Hill MA  02467                      Boston MA  02116


SIR J. DAVID GIBBONS                         WILLIAM J. POORVU
----------------------------------           ----------------------------------
Sir J. David Gibbons                         William J. Poorvu
"Leeward"                                    975 Memorial Drive  Apt. 710
5 Leeside Drive                              Cambridge MA  02138
"Point Shares"
Pembroke,  Bermuda  HM  05


WILLIAM R. GUTOW                             JEFFREY L. SHAMES
----------------------------------           ----------------------------------
William R. Gutow                             Jeffrey L. Shames
3 Rue Dulac                                  38 Lake Avenue
Dallas TX  75230                             Newton MA  02459


J. ATWOOD IVES                               J. DALE SHERRATT
----------------------------------           ----------------------------------
J. Atwood Ives                               J. Dale Sherratt
17 West Cedar Street                         86 Farm Road
Boston MA  02108                             Sherborn MA  01770


ABBY M. O'NEILL                              ELAINE R. SMITH
----------------------------------           ----------------------------------
Abby M. O'Neill                              Elaine R. Smith
200 Sunset Road                              75 Scotch Pine Road
Oyster Bay NY  11771                         Weston MA  02493


WARD SMITH
----------------------------------
Ward Smith
36080 Shaker Blvd.
Hunting Valley OH 44022